UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 9, 2005


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                       000-22855                  95-4780218
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


       12224 Montague Street
            Pacoima, CA                                             91331
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 6, 2005, American Soil Technologies, Inc. (the "Company") entered into a Consulting Agreement (the "Agreement") with Telperion Business Consultants, LLC located in New York ("Telperion").

The Agreement provides that Telperion will perform consulting services, including business introductions, strategic planning, and assisting the Company's management in developing and implementing the Company's investor relations/public relations plan. The Agreement has a term of 180 days at which time the Company and Telperion can extend the Agreement for another term. The Agreement may be cancelled by either party with 30 days written notice after the first 60 days of the Agreement. The Company will pay Telperion $1,000 upon signing the Agreement and $5,000 per month. The monthly payment will accrue until such time as a financing is completed by the Company. In addition, 100,000 shares of common stock of the Company stock will be issued by the Company to Telperion according to the following schedule: 50,000 shares upon signing the Agreement and 50,000 shares upon the closing of the Company's next financing.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to this Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 9, 2005                AMERICAN SOIL TECHNOLOGIES, INC.



                                        By: /s/ Carl P. Ranno
                                           -------------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President